Exhibit 5.1

Reply to: Reno
August 14, 2007
SulphCo, Inc.
4333 W. Sam Houston Pkwy. N.
Suite 190
Houston, TX 77043

Re. Registration Statement - Form S-3

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "193.3 Act") for the shelf registration of shares (the "Shares") of Common Stock, par value $.001 per share, and warrants (the "Warrants") of SulphCo, Inca, a Nevada corporation (the "Company").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that provides for the issuance of the Shares and the Warrants, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties of the Company contained in those certain documents included as Exhibits to the Registration Statement and on a certificate of an officer of the Company, a copy of which is attached to this letter of opinion. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions

Our opinion set forth below is limited to the laws of the State of Nevada, including reported judicial decisions interpreting those laws..

August 14, 2007

Based upon and subject to the foregoing, it is our opinion that the Shares and the Warrants are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters.." In giving our consent, we do not thereby admit that we are in the category of persons whose consent is requited under Section 7 of the 1933 Act or the rules and regulations thereunder.

Sincerely,

McDONALD CARANO WILSON LLP

SULPHCO, INC.
OFFICER'S CERTIFICATE TO COUNSEL

The undersigned, Larry D. Ryan, Chief Executive Officer of SulphCo, Inc., a Nevada corporation ("Company"), is delivering this Officer's Certificate to McDonald Carano Wilson LLP ("Counsel") in connection with the legal opinion to be rendered by Counsel as of August 14, 2007 (the "Opinion"), with respect to that certain Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission for the shelf registration of shares (the "Shares") of common stock, par value $.001 and warrants (the "Warrants") Any term which is not defined herein shall have the meaning set forth in the Opinion.

The undersigned, on behalf of the Company, expressly directs Counsel to issue the Opinion, and, in that connection, the undersigned, to the extent necessary to permit the issuance of the Opinion, hereby waives any attorney-client privilege, right of confidentiality or conflict of interest that might otherwise render the issuance of the Opinion improper. The undersigned, on behalf of the Company, further acknowledges that Counsel is authorized and entitled to rely upon this Certificate and the truth, accuracy, and completeness of this Certificate in issuing the Opinion.

The undersigned, on behalf of the Company, hereby certifies to Counsel as follows:

1
The Company has delivered to Counsel photocopies of the Registration Statement and certain documents attached as Exhibits to the Registration Statement, which are the true, correct and complete photocopies of the originals of such documents as of the date of this Certificate, and such documents have not been amended, restated or otherwise modified in any manner

2.
The Company's Articles of Incorporation, as amended, and Bylaws, as amended, am in full force and effect as of the date of this Certificate, and neither of the foregoing documents have been amended, restated, or otherwise modified.

3
The Unanimous Written Consent of the Board of Directors of the Company, approving and authorizing the issuance of the Shares, was duly adopted by a unanimous vote of the Board of Directors of the Company, and the resolutions set forth therein have not been subsequently modified, revoked, canceled or otherwise amended by the Company, or its Board of Directors or stockholders.

4	There is no other instrument or document executed by or binding on the Company that modifies, amends, qualifies, or restates the Company's Articles of 'Incorporation or. Bylaws

5.
The Company's Annual Report on Form 10-K filed with the SEC on April 2, 2.007 and the most recent Form 10-Q filed with the SEC on August 9, 2007 contain accurate, true, and complete descriptions of the number of authorized and issued and outstanding shares of common stock of the Company as of said dates.

6.	As of the date hereof, the authorized common stock of the Company consists of 100,000,000 shares, of which 77,205,478 are issued and outstanding.

7
To the extent that the number of authorized shares of the Company needs to be increased in order to issue Shares or Warrants, the Company shall obtain the necessary approvals and perform all acts necessary under applicable laws for such increase of authorized shares before any such issuance.

8.
Except as otherwise disclosed in the Registration Statement, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of common stock of the Company, or arrangements by which the Company is ox may become bound to issue additional shares of common stock of the Company.

9.
To my knowledge, the Company has complied with all securities laws, "blue sky" laws, securities regulations and/or securities rules, to the extent applicable, in connection with the issuance of the common stock comprising the Shares.

IN WITNESS WHEREOF, the undersigned hereby executes and delivers this Certificate to Counsel as of August 14, 2007.

SulphCo, Inc., a Nevada corporation

By:	/s/ Larry D. Ryan

Larry D. Ryan Chief Executive Officer